Exhibit 1.1

HUTCHMED (CHINA) LIMITED

             Shares

(US$0.1 par value per Share)

U.S. UNDERWRITING AGREEMENT

      , 2021

Morgan Stanley Asia Limited (“MSAL”)
46/F, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

Jefferies Hong Kong Limited (“Jefferies”)
Suite 2201, 22/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

China International Capital Corporation
Hong Kong Securities Limited (“CICC”)
29/F, One International Finance Centre
1 Harbour View Street
Central
Hong Kong

As the Joint Sponsors and Joint Bookrunners and representatives of the International Underwriters (as defined herein)

Morgan Stanley Asia Limited
Level 46, International Commerce Centre
1 Austin Road West
Kowloon, Hong Kong

Jefferies Hong Kong Limited
Suite 2201, 22/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

China International Capital Corporation
Hong Kong Securities Limited
29/F, One International Finance Centre
1 Harbour View Street
Central
Hong Kong

Credit Suisse (Hong Kong) Limited (“CS”)
Level 88, International Commerce Centre

One Austin Road West
Kowloon
Hong Kong

The Hongkong and Shanghai Banking (“HSBC”)
Corporation Limited
1 Queen’s Road Central
Hong Kong

As the Joint Global Coordinators and the Joint Bookrunners (as defined herein)

Morgan Stanley & Co. International plc (“MSIP”)
25 Cabot Square, Canary Wharf
London E14 4QA
United Kingdom

Macquarie Capital Limited (“Macquarie”)
Level 22, One International Finance Centre
1 Harbour View Street
Central
Hong Kong

Deutsche Bank AG, Hong Kong Branch (“DB”)
Level 60, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

BOCI Asia Limited (“BOCI”)
26th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong

CMB International Capital Limited (“CMBI”)
45/F, Champion Tower
3 Garden Road
Central
Hong Kong

China Merchants Securities (HK) Co., (“CMS”)
Limited
48/F, One Exchange Square
Central
Hong Kong

As the Joint Bookrunners (as defined herein)

Ladies and Gentlemen:

HUTCHMED (China) Limited (和黃醫藥（中國）有限公司), an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the purchasers procured by the several International Underwriters named in Schedule I hereto (the “International Underwriters”) or failing which, to the International Underwriters ordinary shares of par value US$0.10 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the purchasers procured by the International Underwriters or failing which, to the International Underwriters an aggregate of             Shares (the “Firm Shares”). In addition, the Company proposes to sell to the purchasers procured by the International Underwriters or failing which, the International Underwriters up to 15,600,000 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “U.S. Offer Shares.”

The offering and sale of the U.S. Offer Shares to (a) purchasers as procured by the International Underwriters, (the “Registered Offering”) under this Agreement (the “U.S. Underwriting Agreement”) and (b) Cornerstone Investors (as defined in the Exempt Offering Underwriting Agreement)  who are non-U.S. Persons outside of the United States, as procured by the International Underwriters, in reliance on Rule 901 of Regulation S under the 1933 Act (the “Exempt Offering”) under the Exempt Offering Underwriting Agreement (as defined below) are herein referred to as the “International Offering.”

The Company has entered into an agreement dated          , 2021 (the “Exempt Offering Underwriting Agreement”) relating to the Exempt Offering of the Shares (the “Exempt Offer Shares”) to be underwritten through arrangements with the International Underwriters.

The Company has entered into an agreement dated June 17, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 13,000,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.”

Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters”, the Exempt Offering Underwriting Agreement together with the U.S. Underwriting Agreement are referred to herein collectively as the “International Underwriting Agreements”, and the International Underwriting Agreements and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” the U.S. Offer Shares and the Exempt Offer Shares are referred to herein collectively as the “International Offer Shares” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement, Exempt Offering Underwriting Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$      per Share (the “Offer Price”), which is exclusive of brokerage per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the Offer Shares. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the Offer Shares.

The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”), which, among other things, confirms that MSAL, Jefferies, CICC, CS and HSBC shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering and MSAL, MSIP, Jefferies, CICC, CS, HSBC, Macquarie, DB, BOCI, CMBI and CMS shall act as the joint book runners (the “Joint Bookrunners”) of the Global Offering. International Underwriters shall refer to the several underwriter entities listed in Schedule I and their respective affiliates, as applicable.

A prospectus dated June 18, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-237574), covering the public offering and sale of certain securities, including the Offer Shares (other than the Exempt Offer Shares), under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Offer Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Offer Shares sold in the Registered Offering within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The preliminary prospectus supplement dated June 21, 2021, among others, relating to the Offer Shares sold in the Registered Offering and the related base prospectus, dated April 6, 2020 and filed with the Commission as part of the Registration Statement on April 6, 2020 (the “Basic Prospectus”), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Offer Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter collectively referred to as a “Preliminary International Prospectus.” Promptly

after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Offer Shares sold in the Registered Offering in accordance with the provisions of Rule 430B and Rule 424(b) under the 1933 Act Regulations. The final prospectus supplement, in the form first furnished or made available to the International Underwriters for use in connection with the offering of the Offer Shares in the Registered Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter collectively referred to as the “Final International Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any Preliminary International Prospectus, the Final International Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

In conjunction with the Global Offering, the Company has made an application for listing of the Offer Shares on the Main Board of the SEHK. MSAL, Jefferies and CICC are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

As used in this Agreement:

“2005 Hutchmed Option Scheme” means the share option scheme adopted by the shareholders of the Company in June 2005, subsequently approved by the shareholders of Hutchison Whampoa Limited, the Company’s then majority shareholder, in May 2006, amended by the board of directors of the Company in March 2007, and expired in 2016, the principal terms of which are summarized in the Hong Kong Prospectus; and “2015 Hutchmed Option Scheme” means the share option scheme adopted by the shareholders of the Company in April 2015 and approved by the shareholders of CK Hutchison Holdings Limited in May 2016, the principal terms of which are summarized in the Hong Kong Prospectus.

“Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Time of Sale, the most recent Preliminary International Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Time of Sale and the information included on Schedule II hereto, all considered together.

“Industry Consultant” means Frost & Sullivan (Beijing) Inc, Shanghai Branch Co.

“Internal Controls Consultant” means PricewaterhouseCoopers Limited; and”Internal Controls Report”means the internal controls report in respect of certain entities of the Group and certain of the Material Non-Consolidated Joint Ventures dated June 15, 2021 prepared by the Internal Controls Consultant;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) relating to the Offer Shares offered in the Registered Offering that is (i) required to be filed with the Commission by the Company, (ii) a

“road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offer Shares or of the Registered Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Listing Date” means the first day on which the Shares commence trading on the Main Board of the SEHK, which is expected to be June 30, 2021 or such later date as the Company and the Joint Global Coordinators may agree in writing.

“Time of Sale” means 6:00 A.M., New York City time, on        , 2021 or such other time as agreed by the Company and the Representatives.

“Warrant” means the ordinary shares subscription warrant entered into between the Company and General Atlantic Singapore HCM Pte. Ltd. on July 2, 2020, which upon exercise entitles General Atlantic Singapore HCM Pte. Ltd. to subscribe for 16,666,670 Shares at an exercise price of US$6.00 per Share for the exercise period until 5pm EST January 3, 2022.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the 1933 Act; “Authority” means any public, regulatory or governmental agency or authority or any stock exchange (including, without limitation, the SEHK, the SFC, the SEC, the AIM of the London Stock Exchange and the NASDAQ Global Select Market) or any court at the national, provincial, municipal or local level; “Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing; “Laws” means any law, rule, regulation, judgment, decree or ruling of any Authority or any guideline, opinion, notice, circular or order of any Authority which is legally or customarily binding in nature; “Tax” means all forms of taxation whether in Hong Kong or elsewhere in the world wherever imposed and all statutory, governmental, state, provincial, local governmental or municipal impositions, duties and levies and all penalties, charges, costs and interest relating thereto, and “Taxation” and “Taxing” shall be construed accordingly; and references in this Agreement to “knowledge” (knowledge, information, belief or awareness or similar terms) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due and careful enquiry.

“Group Companies” means the Company and its subsidiaries, Shanghai Hutchison Pharmaceuticals Limited, Baiyunshan Chinese Medicine and (at all times prior to

December 9, 2019) Nutrition Science Partners Limited (the “Material Non-Consolidated Joint Ventures”) and Shanghai Shangyao Hutchison Whampoa GSP Company Limited, Hutchison Whampoa Guangzhou Baiyunshan Pharmaceuticals Limited and Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine (Bozhou) Company Limited, which, for the purposes of this Agreement only, does not include Shanghai Hutchison Pharmaceuticals Limited and Baiyunshan Chinese Medicine (the “Material PRC Non-Consolidated Entities”); “Group Company” means any one of them; and the “Group” means the Group Companies, taken as a whole.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary International Prospectus or the Final International Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary International Prospectus or the Final International Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary International Prospectus or the Final International Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder (“1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary International Prospectus or the Final International Prospectus, as the case may be.

1.                                      Sale and Purchase.

(a)                                 Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the purchasers procured by the several International Underwriters or failing which, to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for or failing which, purchase itself or through its Affiliates from the Company the number of Firm Shares set forth opposite the name of such International Underwriter in column A of Schedule I hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the Offer Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers for, or failing which to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for or failing which, purchase themselves or through their respective Affiliates from the Company, ratably in accordance with the number of Firm Shares to be purchased by purchasers procured by each of the International Underwriters (“Subsequent Purchasers”) or failing which, each of the International Underwriters, all or a portion of the Option Shares at the Offer Price. The Over-Allotment Option may be exercised by the Joint Global Coordinators at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit B hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Global Coordinators and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-Allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by the Subsequent Purchasers or failing which, each International Underwriter shall be (subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares) in proportion set forth opposite the name of such International Underwriter in column C of Schedule I hereto to the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised.

Upon the authorization by the Joint Global Coordinators of the release of the Firm Shares or the Option Shares, as the case may be, the several International Underwriters propose to offer such Shares for sale. The Company acknowledges and agrees that the sale of U.S. Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for U.S. Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase U.S. Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the U.S. Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling U.S. Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such U.S. Offer Shares as if such International Underwriter were purchasing such U.S. Offer Shares as principal. In view of the foregoing, a purchase of U.S. Offer Shares may include a subscription for U.S. Offer Shares of the Company and a sale of U.S. Offer Shares may include an allotment of U.S. Offer Shares by the Company.

(b)                                 The Company and the International Underwriters agree as follows:

(A)                               that under the direction of the Joint Global Coordinators:

(i)                                     if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 12.5 times or more but less than 42.5 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 18.5% of the total number of Offer Shares (excluding the Option Shares);

(ii)                                  if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 42.5 times or more but less than 85 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 24.5% of the total number of Offer Shares (excluding the Option Shares);

(iii)                               if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 85 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 48.5% of the total number of Offer Shares (excluding the Option Shares); and

(iv)                              subject to clauses (A)(i) through (iii) above, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the underwriting commission on the Reallocated Shares (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per U.S. Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the Incentive Fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; provided, further, that notwithstanding any other provisions in this Agreement, any reallocation from the International Offering to the Hong Kong Public Offering shall be conducted pursuant to relevant rules and guidance letters from the SEHK;  and

(B)                               that the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters to satisfy demand under the International Offering in such amounts as the Joint Global Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the underwriting commission on the number of Unsold Shares reallocated to it (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per U.S. Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the Incentive Fees referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)                                  In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the U.S. Offer Shares, the Company, with respect to the Company Firm Shares and the Option Shares (if any), agrees to pay to the International Underwriters an underwriting commission per U.S. Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to     per cent. of the Offer Price (“Base Underwriting Commission”). The Joint Global Coordinators shall allocate such Base Underwriting Commission among the International Underwriters in the proportion which the number of Firm Shares set forth in column A of Schedule I opposite the name of such International Underwriter, plus any additional number of U.S. Offer Shares which such International Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of U.S. Offer Shares.

In addition, the Company shall pay to the International Underwriters an incentive fee of     per cent. of the Offer Price for each Offer Share in respect of all the Offer Shares offered under the Global Offering including any Offer Shares issued pursuant to the exercise of the Over-Allotment Option (the “Incentive Fee”) which shall be allocated among the International Underwriters in proportion as set out opposite their respective names in column B of Schedule I.

(d)                                 In connection with the Global Offering, MSAL is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or allot Shares or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d). Any stabilization action taken by the Stabilization Manager or any person acting for it as stabilization manager shall be conducted in compliance with all applicable Laws. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

2.                                      Payment and Delivery.

(a)                                 The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 9:30 a.m., Hong Kong time on the Listing Date or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-Allotment Option has been exercised, at or around 9:30 a.m., Hong Kong time on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of their exercise on behalf of the International Underwriters of the Over-Allotment Option to purchase such Option Shares or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)                                 The U.S. Offer Shares to be purchased by purchasers procured by the several International Underwriters or failing which, each International Underwriter hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Joint Global Coordinators, in definitive form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such U.S. Offer Shares or, as the case may be, through the facilities of the Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (the “CCASS”) established and operated by HKSCC, as designated in each case by the Joint Global Coordinators on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the

Company by at least two business days’ notice prior to each Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Global Coordinators to the Company in respect of the purchase of the U.S. Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the U.S. Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery.

(c)                                  It is understood and agreed by the parties hereto that no delivery of U.S. Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC, the Company shall have furnished or caused to be furnished to the Joint Global Coordinators and the Joint Bookrunners, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Global Coordinators and the Joint Bookrunners of the issue and delivery of the U.S. Offer Shares.

(d)                                 At each Time of Delivery, (A) the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (i) the underwriting commission payable to the International Underwriters and the Incentive Fees payable to the Joint Global Coordinators and the Joint Bookrunners, pursuant to Section 1 hereof, and (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company and purchasers of the U.S. Offer Shares on the sale of the U.S. Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), which the Joint Global Coordinators will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (B) the Joint Global Coordinators shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the U.S. Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Underwriters or the Joint Global Coordinators, as applicable, hereunder or otherwise payable by the Company hereunder, the Company shall, pay or cause to be paid in full, as soon as reasonably practicable upon written demand, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves or on behalf of the International Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company. The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the U.S. Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof) on a pro rata basis according to the proportions which the International Underwriters’ respective aggregate amount of underwriting commission (excluding the Incentive Fee) bear to the total aggregate amount of underwriting commissions (excluding the Incentive Fee) of all International Underwriters.

(e)                                  The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-Allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, 3A Charter Road, Hong Kong or remotely as the parties may agree (the “Closing Location”).

3.                                      Representations and Warranties.

(a)                                 The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters as set forth in Schedule III hereto. In addition, any certificate signed by any officer or director of the Company or of any of the other Group Companies and delivered to the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

(b)                                 Any provision of paragraph (xlviii) (OFAC) of Schedule III to this Agreement shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law. For the purposes of this section, “Blocking Law” means:

(i)                                  any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union) (the “EU Blocking Regulation”); or

(ii)                               the Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2020 (the “UK Blocking Regulations”).

(c)                                  The representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement shall be deemed to be repeated on and as at the Time of Sale and each Time of Delivery with reference to the facts and circumstances then subsisting. For the purposes of this Agreement, if an amendment or supplement to the Disclosure Package or the Final International Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement relating to the Disclosure Package or the Final International Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Disclosure Package or the Final International Prospectus means the Disclosure Package or the Final International Prospectus when read together with such amendment or supplement.

4.                                      Certain Covenants of the Company. The Company agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters:

(a)                                                                                 to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offer Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Final International Prospectus. If at any time when a prospectus relating to the U.S. Offer Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the U.S. Offer Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Final International Prospectus in order that the Disclosure Package and the Final International Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Disclosure Package and the Final International Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Final International Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object, other than such amendments or supplements that the Company reasonably believes or is advised by counsel to be required by applicable law. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company, during the period when a Final International Prospectus relating to the U.S. Offer Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(b)                                 without the prior consent of the Joint Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433, provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto;

(c)                                  to comply with the requirements of Rule 430B, and will notify the Joint Global Coordinators immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Final International Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final International Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary International Prospectus or the Final International Prospectus, or of the suspension of the qualification of the U.S. Offer Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Global Offering; the Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment;

(d)                                 to use its reasonable efforts to take such action as may be reasonably required by the Joint Global Coordinators to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Global Coordinators may designate and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not qualified or to consent to the service of process in any jurisdiction (except service of process with respect to the offering and sale of the Offer Shares) or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; to promptly advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)                                  to (A) prepare each of the Disclosure Package and Final International Prospectus in a form approved by the Joint Global Coordinators, and (B) make no further amendment or any supplement to each of the Disclosure Package and the Final International Prospectus prior to the last Time of Delivery without the consent of the Joint Global Coordinators and the Joint Sponsors (such consent not to be unreasonably withheld or delayed);

(f)                                   to furnish or make available without charge to the Joint Global Coordinators and the International Underwriters, prior to 10:00 a.m., New York City time, on the business day next succeeding the date hereof and thereafter from time to time, electronic copies of the Disclosure Package and the Final International Prospectus (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) in such quantities and in such jurisdictions as the Joint Global Coordinators or the International Underwriters may from time to time reasonably request.

(g)                                  to advise the Joint Global Coordinators promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the Disclosure Package or the Final International Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(h)                                 to comply with the provisions of Chapters 13, 14 and 14A of The Rules Governing the Listing of Securities on the SEHK (amended from time to time);

(i)                                     to promptly provide full particulars to the Joint Global Coordinators if, at any time up to or on the date falling 60 days after the Listing Date, there is a significant change which affects or is capable of affecting any information contained in any of the Disclosure Package and the Final International Prospectus or a significant new matter arises, the inclusion of information in respect of which would have been required in any of Disclosure Package and the Final International Prospectus had it arisen before any of them was issued;

(j)                                    until the third anniversary of the effective date of the Registration Statement, to furnish to the Joint Global Coordinators and the Joint Sponsors a copy of it annual report furnished to shareholders; provided that any report furnished or filed with the Commission or any securities exchange on which any class of securities of the Company is listed that is publicly available on the Commission’s EDGAR system or the reporting system of such securities exchange shall be deemed to have been furnished to the Joint Global Coordinators and the Joint Sponsors at the time furnished or filed with the Commission or such securities exchange;

(k)                                 to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

(l)                                     to use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Preliminary International Prospectus, the Disclosure Package and the Final International Prospectus, under the caption “Use of Proceeds”;

(m)                       the Company hereby undertakes to each of the Joint Global Coordinators, the Joint Sponsors and the International Underwriters not to, at any time during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “First Six-Month Period”), without the prior written consent of the Joint Global Coordinators (on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rules:

(A)                                                                               allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue, or sell, grant or sell any option, warrant, contract or right to subscribe for or purchase, either directly or indirectly, conditionally or unconditionally, any Shares or any other equity securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(B)                                                                               enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of any Shares or any other equity securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);

(C)                                                                               enter into any transaction with the same economic effect as any transaction specified in paragraphs (A) or (B); or

(D)                                                                               offer to or agree to or announce any intention to effect any transaction specified in paragraphs (A), (B) or (C),

(n)                                 in each case, whether the transaction is to be settled by delivery of Shares or such other equity securities of the Company or in cash or otherwise (whether or not the allotment or issue of Shares or such other securities of the Company will be completed within the First Six-Month Period), provided that the foregoing restrictions shall not apply to the offer, allotment and issue of Shares (a) pursuant to the Global Offering (including pursuant to the exercise of the Over-allotment Option), (b) pursuant to the exercise of options granted under the 2005 Hutchmed Option Scheme and 2015 Hutchmed Option Scheme, (c) pursuant to the exercise of the Warrant or (d) all or part of the STAR Listing Application Steps pursuant to a waiver from strict compliance with Rule 10.08 of the Listing Rules as further described in the section headed “Waivers and Exemption — Waiver in relation to restriction on further issue of Shares by the Company” in the Hong Kong Prospectus.

(o)                                 The Company undertakes to each of the Joint Global Coordinators, the Joint Sponsors and the International Underwriters that, until the expiry of the period of six months immediately following the expiry of the First Six-Month Period (the “Second Six-Month Period”, in accordance with Note (3) to Rule 10.07(2) of the Listing Rules, upon receiving information in writing from HHHL in respect of any pledge(s)/charge(s) of any securities beneficially owned by it in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong), the Company will, as soon as practicable, notify the SEHK and disclose such information by way of an announcement;

(p)                                 until the Joint Global Coordinators have notified the Company of the completion of the distribution of the U.S. Offer Shares, not to, and to cause any of the Group Companies or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(q)                                 not to, and to cause any of the Group Companies or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(r)                                    upon request of any International Underwriter in writing, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(s)                                   to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the U.S. Offer Shares as set forth herein;

(t)                                    not to, and procuring each Group Company and/or any of their respective directors, officers, employees, Affiliates and/or agents not to, whether directly or indirectly, formally or informally, in writing or verbally, provide any material information, including forward-looking information (whether qualitative or quantitative), which is not, or is not reasonably expected to be, included in the Disclosure Package, the Preliminary International Prospectus and the Final International Prospectus and which is not publicly available to any research analyst of the Joint Global Coordinators and of each of the Underwriters at any time up to or on the date falling 40 days after the Price Determination Date;

(u)                                 to procure that it will obtain and maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(v)                                 promptly after the Listing Date, to make a valid application to the London Stock Exchange for the Offer Shares to be admitted to trading on AIM;

(w)                               to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp, or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Final International Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except in the case of a resale of Offer Shares where such International Underwriters initially purchased Offer Shares for their investment accounts), except for any stamp, or similar issuance or transfer taxes, duties, fees and expenses in connection with the stock borrowing agreement relating to the Company’s Shares entered into between MSIP, as borrower, and Hutchison Healthcare Holdings Limited, as lender, on or about         , 2021 and the transactions contemplated thereunder;

(x)                                 complete all remediation actions in respect of each of the deficiencies and issues identified in the Internal Controls Report in accordance with the recommendations and deadlines set out in the Internal Controls Report;

(y)                                 to comply with Rule 433(d) under the 1933 Act (without reliance on Rule 164(b) under the 1933 Act) and with Rule 433(g) under the 1933 Act;

(z)                                  prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Offer Shares, without prior consent of the Joint Global Coordinators (such consent not to be unreasonably withheld or delayed);

(aa)                          prior to each Time of Delivery, not directly or indirectly, offer or sell, or solicit offers to buy, any Offer Shares in the United States by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of, or solicitation of offers to buy, the Offer Shares, in each case other than the Final International Prospectus;

(bb)                          to procure that no connected person or its associates (both as defined in the Listing Rules) will itself (or through a company controlled by it), apply for Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators; and

(cc)                            All amounts payable by the Company under this Agreement shall be made free and clear of and without withholding or deduction for or on account of any taxes imposed, assessed or levied by the PRC, Hong Kong, the Cayman Islands, the United States or any authority thereof or therein. In the event that any such withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

5.                                      Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Sponsors, the Joint Global Coordinators and the International Underwriters to pay or cause to be paid the following fees and expenses in respect of the Global Offering:

(a)                                 the sponsor engagement fees of each Joint Sponsor (which will be deducted from and offset against the aggregate Base Underwriting Commission payable to each Joint Sponsor (or its Affiliates) pursuant to the Global Offering);

(b)                                 fees and expenses of all the legal advisers to the Company;

(c)                                  fees and expenses of all the legal advisers to the Underwriters;

(d)                                 fees and expenses of the Reporting Accountants;

(e)                                  fees and expenses of the Bank of China (Hong Kong) Limited (as the receiving bank) and Bank of China (Hong Kong) Nominees Limited (as the nominee);

(f)                                   fees and expenses of Computershare Hong Kong Investor Services Limited;

(g)                                  fees and expenses of the Internal Controls Consultant;

(h)                                 fees and expenses of the Industry Consultant;

(i)                                     fees and expenses of all the translators engaged for the purpose of the Global Offering;

(j)                                    fees and expenses of any public relations consultants engaged for the purpose of the Global Offering;

(k)                                 fees and expenses of other agents and advisers of the Company relating to the Global Offering;

(l)                                     fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering agreed by the Company to be conducted;

(m)                             fees and expenses in connection with the application for, and the maintenance of, the listing of the Shares on the SEHK;

(n)                                 fees and expenses in connection with the filing or registration of any document, or any amendment or supplemental thereto, with any Authority, including the SEHK, the SFC and the Registrar of Companies in Hong Kong;

(o)                                 fees, costs and expenses in connection with any roadshows (both deal and non-deal roadshows) incurred for the Company relating to the Global Offering, provided that the Company shall only pay 50% of such fees, costs and expenses incurred and such costs shall only be in respect of the costs and expenses for the attendance of one senior banker from each of the Joint Global Coordinators;

(p)                                 fees, costs and expenses in connection with any press conference and pre-marketing activities incurred for the Company relating to the Global Offering;

(q)                                 costs and expenses in connection with printing and advertising in relation to the Global Offering;

(r)                                    costs and expenses in connection with preparing, despatching and distributing the Offering Documents, and all amendments and supplements thereto, in all relevant jurisdictions;

(s)                                   fees, costs and expenses in connection with conducting the syndicate analysts’ briefing and other presentations;

(t)                                    costs and expenses in connection with preparing, printing, delivery, despatching and distributing (including transportation, packaging and insurance) share certificates, letters of regret and refund cheques;

(u)                                 the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, stamp duties and other similar transfer Taxes and levies payable, in respect of the creation, allotment, issue, sale and delivery of the Offer Shares;

(v)                                 CCASS fees payable in connection with the Global Offering; and

(w)                               all reasonable out-of-pocket expenses incurred by each Joint Sponsor (or its Affiliates) up to a maximum of US$200,000.

If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Section 1(c), but the Company shall pay or reimburse or cause to be paid or reimbursed all costs, expenses, fees, charges and taxes referred to in this Section 5 which have been incurred or are liable to be paid by the Joint Global Coordinators and/or the International Underwriters and all other costs, expenses, fees and charges payable by the Company pursuant to this Section 5, forthwith upon demand by the Joint Global Coordinators and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees and charges, as the case may be.

6.                                      Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject, in their discretion, to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate at and as of the Time of Sale, the date of the Final International Prospectus, the date of any amendment or supplement to the Disclosure Package, the Final International Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all their obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)                                 The Final International Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Preliminary International Prospectus, Final International Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Global Coordinators;

(b)                                                                                 subsequent to the execution of this Agreement and prior to the Time of Delivery, no event or condition of a type described in Section 7 shall have occurred or shall exist, which event or condition is not described in effect of which in the sole judgment of the Representatives so material and adverse as to make it impracticable or inexpedient or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares to be delivered at such Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Final International Prospectus;

(c)                                  the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners (i) a certificate of its executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners in the form set forth in Exhibit A hereto;

(d)                                 Gibson, Dunn & Crutcher, counsel for the Company as to U.S. Laws, shall have furnished to the International Underwriters at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a corporate opinion, a tax opinion and Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the International Underwriters, and in form and substance satisfactory to the International Underwriters;

(e)                                  Freshfields Bruckhaus Deringer, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(f)                                   King & Wood Mallesons, counsel for the Company as to PRC Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(g)                                  Conyers Dill & Pearman, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(h)                                 Conyers Dill & Pearman, counsel for the Company as to British Virgin Island Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(i)                                     DLA Piper, counsel for the Company as to United Kingdom Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(a)                                 Global Patent Group, intellectual property counsel for the Company, and Zhongzi Law Office, intellectual property counsel for the Company, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, opinions addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(b)                                 Davis Polk & Wardwell, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the International Underwriters at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the International Underwriters, and in form and substance satisfactory to the International Underwriters;

(c)                                  Linklaters, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(d)                                 JunHe LLP, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners;

(e)                                  the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners shall have received from PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in form and substance satisfactory to the

Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, containing statements and information of the type ordinarily included in accountants’ “comfort letter” and “bringdown comfort letter”, as applicable, to the underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each of the Disclosure Package and the Final International Prospectus;

(f)                                   no Preliminary International Prospectus, Preliminary International Prospectus, Issuer Free Writing Prospectus or Final International Prospectus or amendment or supplement to the Registration Statement, the Preliminary International Prospectus, the Preliminary International Prospectus or the Final International Prospectus shall have been filed to which the Joint Global Coordinators shall have reasonably objected in writing;

(g)                                  no amendment or supplement to the Disclosure Package or the Final International Prospectus shall have been announced, issued, published or delivered to investors without prior approval by the Joint Global Coordinators shall have reasonably objected in writing;

(h)                                 all the waivers or exemptions as stated in the Hong Kong Prospectus or the Final International Prospectus to be granted by the SEHK or the SFC are granted and not otherwise invalidated, amended or withdrawn;

(i)                                     none of the directors of the Company shall have revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations shall remain in full force and effect;

(j)                                    none of the Joint Sponsors, the Reporting Accountants, Internal Controls Consultant or the Industry Consultant shall have withdrawn its consent to the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name in the form and context in which they appear in the Disclosure Package and the Final International Prospectus;

(k)                                 the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(l)                                     the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement or the Exempt Offering Underwriting Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(m)                             subsequent to the respective dates as of which information is given in the Disclosure Package and the Final International Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock;

(n)                                 each party set forth in Exhibit C attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Exhibit D hereto;

(o)                                 the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners a certificate of its company secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, the Joint Sponsors and Joint Bookrunners, and in the form set forth in Exhibit E hereto; and

7.                                                                                      Effective Date of Agreement; Termination.

(a)                                 This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the International Underwriters hereunder, as set forth in Section 10 hereof, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Global Coordinators and the Joint Bookrunners).

(c)                                  The Joint Global Coordinators (for themselves and on behalf of the International Underwriters) may, in their sole and absolute discretion, terminate this Agreement by giving notice to the Company, at any time at or prior to 8:00 a.m. on the Listing Date, if at or prior to such time:

(A)                                                                               there shall have developed, occurred, existed or come into effect:

(1)                                                                                 any new Law or any change in existing Law, or any change in the interpretation or application thereof by any court or other competent Authority in or affecting Hong Kong, the PRC, the United States, the United Kingdom or the Cayman Islands (each a “Relevant Jurisdiction”); or

(2)                                                                                 any change or development involving a prospective change or development, or any event or series of events resulting in or representing a change or development, or prospective change or development, in local, national, regional or international financial, political, military, industrial, economic, fiscal or market conditions (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets, inter-bank markets and credit markets, a change in the system under which the value of the Hong Kong currency is linked to that of the currency of the United States, or a devaluation of the Renminbi against any foreign currencies) in or affecting any Relevant Jurisdiction; or

(3)                                                                                 any event or a series of events, in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of terrorism (whether or not responsibility has been claimed), acts of God, accident or interruption or delay in transportation) in or affecting any Relevant Jurisdiction; or

(4)                                                                                 any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared), epidemic pandemic, adverse mutation or aggravation of diseases, or other state of emergency or calamity or crisis in or affecting any Relevant Jurisdiction; or

(5)                                                                                 the imposition or declaration of any suspension or material limitation on trading in securities generally on the SEHK, the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market or the LSE (including the AIM); or

(6)                                                                                 the imposition or declaration of any suspension or material limitation (including any imposition of or requirement for any minimum or maximum price limit or price range) on trading in the Company’s securities on the NASDAQ Global Select Market and/or the AIM market of the LSE; or

(7)                                                                                 any change or prospective change in taxation or exchange controls, currency exchange rates or foreign investment regulations in any Relevant Jurisdiction adversely affecting any Relevant Jurisdiction or affecting an investment in the Offer Shares; or

(8)                                                                                 the imposition or declaration of a general moratorium on, or any disruption in, commercial banking activities in any Relevant Jurisdiction, or any disruption in foreign exchange trading or securities settlement or clearance services in any Relevant Jurisdiction; or

(9)                                                                                 any material litigation or claim being threatened or instigated against any member of the Group; or

(B)                                                                               there has come to the notice of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner or International Underwriter:

(1)                                                                                 a valid prohibition by a competent Authority on the Company for whatever reason from offering, allotting, issuing or selling (as the case may be) any of the Shares, or the listing and trading of the Shares on the SEHK, pursuant to the terms of the Global Offering; or

(2)                                                                                 any statement contained in any of the Disclosure Package and the Final International Prospectus and/or any announcement issued or to be issued by or on behalf of the Company in connection with the International Offering (including any supplement or amendment thereto) was, when it was issued, or has become untrue, incorrect or misleading; or

(3)                                                                                 any matter has arisen or has been discovered which would, had it arisen immediately before the date hereof, not having been disclosed in the Disclosure Package or the Final International Prospectus, constitute an omission therefrom; or

(4)                                                                                 any matter or event showing any of the warranties given by the Company in this Agreement to be untrue or misleading in any respect when first given or repeated; or

(5)                                                                                 any event, act or omission which gives or is likely to give rise to any liability of the Company (as the case maybe) pursuant to the indemnities given by it in this Agreement; or

(6)                                                                                 any breach of any of the obligations of the Company under this Agreement; or

(7)                                                                                 any adverse change or prospective adverse change in the business or in the financial or trading position of the Group as a whole, and which, in any such case in either paragraph (A) or (B) above, and in the judgment of the Joint Global Coordinators (for themselves and on behalf of the International Underwriters):

A.            has or will have or will be or is reasonably likely to have a material adverse effect on the success of the Global Offering; or

B.            makes it impractical or inadvisable for any material part of the International Underwriting Agreements, the International Offering or the Global Offering to be performed or implemented as envisaged under the Disclosure Package and the Final International Prospectus; or

C.            makes it impracticable or inadvisable to proceed with the International Offering and/or the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Disclosure Package and the Final International Prospectus.

and provided that in respect of any epidemic or pandemic, adverse mutation or aggravation of diseases existing at the date of this Agreement referred above, the Joint Global Coordinators shall only be entitled to terminate this Agreement in accordance with such provision if, in their opinion (after consultation with the Company), there has been a material escalation in any such epidemic or pandemic, adverse mutation or aggravation of diseases after the date of this Agreement.

(d)                                 If this Agreement shall be terminated pursuant hereto, the Company shall not then be under any liability to any International Underwriter except as provided in Sections 5 and 9 hereof; but, if for any other reason, any U.S. Offer Shares are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the U.S. Offer Shares, promptly (and, in any event, not later than 30 days) reimburse the International Underwriters through the Joint Global Coordinators for all out-of-pocket expenses approved in writing by the Joint Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the U.S. Offer Shares not so delivered, but the Company shall then be under no further liability to any International Underwriter in respect of the U.S. Offer Shares not so delivered except as provided in Sections 5 and 9 hereof.

8.                                      Increase in International Underwriters’ Commitments.

(a)                                                                                 If one or more of the International Underwriters shall fail at a Time of Delivery to purchase the Offer Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Offer Shares to be purchased on such date, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Offer Shares to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after First Time of Delivery, the obligation of the International Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Time of Delivery may, after reasonable consultation with the Company, terminate without liability on the part of any non-defaulting International Underwriter.

(b)                                                                                 No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

(c)                                                                                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Time of Delivery which is after the First Time of Delivery, which does not result in a termination of the obligation of the International Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package, the Final International Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an International Underwriter under this Section.

9.                                      Indemnity and Contribution.

(a)                                 The Company will indemnify and hold harmless (to the full extent permitted by applicable law) each Joint Sponsor, International Underwriter or Joint Bookrunner, their partners, directors, head offices, officers, employees, representatives and agents, any person who controls any such Joint Sponsor, International Underwriter or Joint Bookrunner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any branch, associate or “affiliate” (within the meaning of Rule 405 under the 1933 Act) of any such Joint Sponsor, International Underwriter or such Joint Bookrunner and their directors, officers, employees, representatives and agents, as the case may be, and the successors and assigns of all of the foregoing persons, against any losses, claims (and any action, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority)), damages, expenses or liabilities, joint or several, to which such International Underwriter or any such person may become subject, under the 1933 Act or otherwise (including, without limitation, all legal and other expenses incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, in investigating, preparing or defending such losses, claims, damages, expenses or liabilities), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Preliminary International Prospectus, the Disclosure Package or the Final International Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offer Shares (“Marketing Materials”) including any roadshow or investor presentation made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expenses or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Disclosure Package or the Final International Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each International Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 29 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Preliminary

International Prospectus, the Disclosure Package, the Final International Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Preliminary International Prospectus, the Disclosure Package, the Final International Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Final International Prospectus furnished on behalf of each International Underwriter: the information contained under the subheading “Stabilization”, “Activities by the Underwriter” and “Sales in the United States” under the caption “Underwriting”.

(a)                                 Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party in writing of the commencement thereof shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it form any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Joint Global Coordinators, and, in the case of parties indemnified pursuant to subsection (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(b)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Final International Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(c)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

International Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any International Underwriter; and the obligations of the International Underwriters under this Section 9 shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the 1933 Act.

(d)                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

(e)                                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section (a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10.                               Notices. In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or fax, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to (i) MSIP, 25 Cabot Square, Canary Wharf London, E14 4QA, United Kingdom, attn.:                                                  (ii) Jefferies Hong Kong Limited, Suite 2201, 22/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, attn.:                                                  and (iii) China International Capital Corporation Hong Kong Securities Limited, 29/F, One International Finance Centre 1 Harbour View Street, Central, Hong Kong, attn.: attn.:                                                  and (B) if to the Company, shall be sufficient in all respects if delivered or sent to Level 18, The Metropolis Tower, 10 Metropolis Drive, Hunghom, Kowloon, Hong Kong, attention of                                                  with a copy to the Company Secretary (facsimile:                                                 ); ; provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or fax number previously provided to the Joint Global Coordinators, which address or fax number will be supplied to the Company by the Joint Global Coordinators upon request.

11.                               Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.                               Submission to Jurisdiction; Waiver of Immunity. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any International Underwriter or by any person who controls any International Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed HUTCHMED International Corporation, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company . The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.                               Judgment Currency Indemnity. The obligation of the Company pursuant to this Agreement in respect of any sum due to any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such International Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such International Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter hereunder.

14.                               Bail-In Action: Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers

(as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)                               the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)                               the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(C)                               the cancellation of the BRRD Liability; and

(D)                               the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

In this Clause:

“Bail-In Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means any party to this Agreement to whom the BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means Morgan Stanley & Co. International plc; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

15.                               Recognition of the U.S. Special Resolution Regimes

(A)                               In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(B)                               In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.                                                                               MiFID II Product Governance Requirements

(a)                                                                                 Solely for the purposes of Article 9(8) of Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of Manufacturers under the Product Governance Requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments as amended (“MiFID II”); (b) Articles 9 and 10 of the Delegated Directive; and (c) the local implementing measures (the “MiFID II Product Governance Requirements”), each Joint Global Coordinator acknowledges to each other Joint Global Coordinator that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (i) the target market for the Global Offering; (ii)

the eligible distribution channels for dissemination of the securities the subject of the Global Offering, each as set out in the Offering Documents; and (iii) the requirement to carry out a product approval process.

(b)                                                                                 The Joint Bookrunners note the application of the MiFID II Product Governance Requirements and acknowledge the target market and distribution channels identified as applying to the Offer Shares by the Joint Global Coordinators and the related information set out in the Offering Documents in connection with the Offer Shares.

17.                               No Fiduciary Relationship. The Company acknowledges and agrees that (i) the underwriting of the U.S. Offer Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company , on the one hand, and the several International Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each International Underwriter is acting solely as a principal and not the agent or fiduciary of the Company , (iii) no International Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the International Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company , in connection with such transaction or the process leading thereto;

18.                               Time of the Essence. Time shall be of the essence of this Agreement.

19.                               Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

20.                               Entire Agreement. This Agreement constitute the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the U.S. Offer Shares by the International Underwriters and supersede and extinguish any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

21.                               Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and Affiliates referred to in such Section, and each person who controls, any Joint Sponsor, Joint Global Coordinator, International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

HUTCHMED (CHINA) LIMITED

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

JEFFERIES HONG KONG LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of

CHINA INTERNATIONAL CAPITAL
CORPORATION HONG KONG
SECURITIES LIMITED

By:
Name:
Title:

[Signature page to IUA]

SCHEDULE I

International Underwriter	Column A Number of Firm Shares	Column B Incentive Fee Percentage (%)	Column C Option Shares Percentage (%)
Morgan Stanley & Co. International plc
Jefferies Hong Kong Limited
China International Capital Corporation Hong Kong Securities Limited
Credit Suisse (Hong Kong) Limited
The Hongkong and Shanghai Banking Corporation Limited
Macquarie Capital Limited
Deutsche Bank AG, Hong Kong Branch
BOCI Asia Limited
CMB International Capital Limited
China Merchants Securities (HK) Co., Limited
Total

Sch I - 1

SCHEDULE II

HUTCHMED (CHINA) LIMITED

(a)           Issuer Free Writing Prospectuses not included in the Disclosure Package: None

(b)           Materials and information other than the Preliminary International Prospectus that comprise the Disclosure Package:

Number of Shares offered under the Registered Offering:              , including               Firm Shares and not including the Option Shares

Pricing information: HK$         per Share

Issuer Writing Prospectus: None

Sch II - 1

SCHEDULE III

Representations and Warranties of the Company

The Company represents and warrants to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters as of the date hereof, the Time of Sale and at the First Time of Delivery and, if applicable, each Additional Time of Delivery, and agrees with each, as follows:

(i)            Registration Statement and the Final International Prospectus. The Company meets the requirements for use of Form F-3 under the 1933 Act.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and remains effective. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any Preliminary International Prospectus or the Final International Prospectus and any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. No post-effective amendments to the Registration Statement have been filed.

The Registration Statement, at the time of its effectiveness, is deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, and at the Time of Sale , the applicable Time of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of the Disclosure Package, the Preliminary International Prospectus, the Final International Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Time of Sale , the applicable Time of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each of the Disclosure Package Preliminary International Prospectus and the Final International Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Disclosure Package, Preliminary International Prospectus and the Final International Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)           Accurate Disclosure. None of the Registration Statement or any amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, on the date hereof and at each Time of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Disclosure Package. Preliminary International Prospectus and, Final International Prospectus, at the time of filing thereof, did not contain an untrue

Sch III - 1

statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Sale, at the First Time of Delivery and, if applicable, each Additional Time of Delivery, neither (A) the Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package, Preliminary International Prospectus, nor the Final International Prospectus nor any amendment or supplement thereto, as of their issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the applicable Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Final International Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package or the Final International Prospectus(or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Stanley, Jefferies, CICC, CS and HSBC expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(iii)          Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Final International Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Neither the Company nor any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has made an offer that is a written communication relating to the U.S. Offer Shares prior to the initial filing of the Registration Statement.

(iv)          Certain Contents in the Registration Statement. The statements in the Registration Statement, the Disclosure Package and the Final International Prospectus under the headings “Prospectus Supplement Summary”, “Our Company”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforcement of Civil Liabilities”, “Description of the Securities—Ordinary Shares”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information

Sch III - 2

required to be shown. The statements set forth in the Company’s current report on Form 6-K furnished to the Commission on June 18, 2021 under the headings “Recent Developments”, “Risk Factors”, “Industry Overview”, “Business” and “Financial Information”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The statements set forth in the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2020 (the “Annual Report”) under the headings “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—A. History and Development of the Company”, “Item 4. Information on the Company—B. Business Overview”, “Item 4. Information on the Company—B. Business Overview—Regulation”, “Item 5. Operating and Financial Review and Prospects”, “Item 6. Directors, Senior Management and Employees—B. Compensation”, “Item 6. Directors, Senior Management and Employees—C. Board Practices”, “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” and “Item 10. Additional Information—E. Taxation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)           Contracts or Documents. There are no contracts or documents which are required under the 1933 Act and 1933 Act Regulations to be described in the Registration Statement, the Disclosure Package or the Final International Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(vi)          Group Structure. The Group Companies constitute all of the entities held or controlled by the Company, other than those subsidiaries which do not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act. Other than the Group Companies, the Company does not own or control, directly or indirectly, any significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(vii)         Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C) as of the Time of Sale, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(viii)        Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the U.S. Offer Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

Sch III - 3

(ix)          Reporting Accountants. PricewaterhouseCoopers (Independent Registered Public Accounting Firm, Hong Kong) in respect of the audited consolidated financial statements of the Group and the audited consolidated financial statements of Nutrition Science Partners Limited and PricewaterhouseCoopers Zhong Tian LLP ((Independent Registered Public Accounting Firm, PRC) in respect of the audited consolidated financial statements of Material PRC Non-Consolidated Entities (the “Reporting Accountants”) who have certified the financial statements and supporting schedules of the Group included in the Registration Statement, the Disclosure Package and the Final International Prospectus are, to the best knowledge of the Company after due inquiry, independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(x)           Company Financial Statements. The audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with U.S.  GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and its subsidiaries included in the Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included, or incorporated by reference in the Registration Statement, the Disclosure Package or the Final International Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the Disclosure Package or the Final International Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The unaudited consolidated financial statements of the Company and its subsidiaries included in Form 6-K furnished to the SEC on June 21, 2021 titled “Unaudited First Quarter 2021 Financial Information,” to our current report, together with the related schedules and notes, present fairly the condensed consolidated financial position of the Company and its subsidiaries as at March 31, 2021 and the condensed consolidated statements of operations, comprehensive loss, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for the three months ended

Sch III - 4

March 31, 2021; said consolidated financial statements have been prepared in conformity with U.S. GAAP.

All historical financial information contained in the Registration Statement, the Disclosure Package and the Final International Prospectus (other than in the Accounts and the Joint Venture Accounts) has been either correctly extracted from the Accounts or the Joint Venture Accounts or is derived from the relevant accounting records of the Group Companies which the Company in good faith believes are reliable and accurate and are a fair presentation of the data purported to be shown.

(xi)          Joint Venture Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, together with the related schedules and notes, present fairly the consolidated financial positions of (a) Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries for the periods specified, (b) Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries for the periods specified and (c) Nutrition Science Partners Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Nutrition Science Partners Limited and its subsidiaries for the periods specified; said consolidated financial statements of the Material Non-Consolidated Joint Ventures and their subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS, as applicable, the information required to be stated therein. The selected financial data and the summary financial information of such entities included in the Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

(xii)         No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus since the respective dates as of which information is given therein, (A) there has been no material adverse change in the business affairs, business prospects, operations, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the other Group Companies considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the other Group Companies, other than those in the ordinary course of business, which are material with respect to the Company and the other Group Companies considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its ordinary shares.

Sch III - 5

Since the date of the latest consolidated financial statements included in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither of the Company nor any of the Group Companies has: (D) entered into or assumed any contract, (E) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (F) incurred or agreed to incur any change in the share capital, (G) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (H) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (D) through (H) above, be material to the Company and the other Group Companies, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

(xiii)        Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final International Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xiv)        Good Standing of Other Group Companies. Each of the Group Companies (other than the Company) has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final International Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, all of the issued and outstanding ordinary shares of each of the Group Companies has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (in such numbers as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of ordinary shares of any Group Company (other than the Company) were issued in violation of the preemptive or similar rights of any securityholder of such Group Company. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 8.1 to the Company’s registration statement on 20-F/A filed with the Commission on March 4, 2021 and (B) certain other subsidiaries which do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

Hutchison China MediTech Enterprises (Bahamas) Limited and Hutchison MediPharma Enterprises Limited are neither operating entities nor intermediary

Sch III - 6

holding companies of other entities in the Group. Their primary purpose is for holding certain Intellectual Property (as defined below) of the Group.

None of the Group Companies nor any person acting on behalf of any of them has taken any action and, to the knowledge of the Company, no steps been taken by any person nor have any Actions under any Laws been started or threatened, to liquidate, wind up, dissolve, make dormant or eliminate any Group Company.

(xv)         Capitalization. The authorized and issued share capital of the Company are as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Final International Prospectus or pursuant to the exercise of convertible securities, rights or options referred to in the Registration Statement, the Disclosure Package and the Final International Prospectus). The outstanding shares of ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of ordinary shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

The holders of outstanding ordinary shares as described in the Registration Statement, the Disclosure Package and the Final International Prospectus are not entitled to preemptive or other rights to acquire the Offer Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, ordinary shares or any other class of share capital of the Company except as set forth in the Registration Statement, the Disclosure Package or the Final International Prospectus under the captions “Description of the Securities—Description of Ordinary Shares” and in the Annual Report under the captions “Item 6. Directors, Senior Management and Employees—B. Compensation” and “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions”; the Offer Shares, when issued and delivered against payment therefor, may be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the Disclosure Package and the Final International Prospectus) the purchasers thereof; and there are no restrictions on subsequent transfers of the Offer Shares under the laws of Hong Kong, the Cayman Islands, the United Kingdom, the PRC or the United States, except as otherwise described in the Registration Statement, the Disclosure Package and the Final International Prospectus under the captions “Description of the Securities—Description of Ordinary Shares”; except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any of the Group Companies, or obligation of any of the Group Companies to issue, equity shares or any other class of share capital of any of the Group Companies.

(xvi)        Material Contracts. Neither the Company nor any of the Group Companies has sent or received any notice regarding termination of, or intent not to renew (to the extent that such contracts and agreements are of the kind that is typically renewable), any of the

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material contracts or agreements specifically referred to, described in or incorporated by reference as an exhibit to the Registration Statement, the Disclosure Package and the Final International Prospectus, or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been, to the Company’s knowledge, threatened by the Company or any of the Group Companies or any other party to any such contract or agreement.

(xvii)       Merger or Consolidations. Neither the Company nor any of the Group Companies has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(xviii)      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix)        Authorization and Description of U.S. Offer Shares. The U.S. Offer Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the U.S. Offer Shares is not subject to the preemptive or other similar rights of any securityholder of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus. The U.S. Offer Shares conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Final International Prospectus and such descriptions conform to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xx)         Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

All such Offer Shares will, allotted, issued and delivered against payment as provided in this Agreement, the Hong Kong Underwriting Agreement or the Exempt Offering Underwriting Agreement, as applicable, rank pari passu in all respects with the existing Shares in issue and be free of any restriction upon the holding or voting thereof pursuant to the Laws of the Cayman Islands or Hong Kong or the Articles of Association or any agreement or other instrument to which the Company is a party, except as disclosed in the Prospectus. Save as disclosed in the Prospectus, the subscribers or purchasers of all Offer Shares allotted, issued or sold under the Global Offering will be entitled to participate in all dividends or other distributions which may be declared, paid or made on or in respect of the Shares at any time on or after the Listing Date.

(xxi)        Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Group Companies is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation,

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agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Companies is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Group Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree (“Laws”) of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Group Companies or any of their respective properties, assets or operations (each, a “Governmental Entity”), including, without limitation, the AIM Rules for Companies issued by the London Stock Exchange plc (the “LSE”) from time to time (the “AIM Rules”), the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), the UK Financial Services Act 2012 (the “FSA 2012”), all applicable rules and requirements of the LSE and the United Kingdom Financial Conduct Authority (the “FCA”), except in the case of (B) and (C) above, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxii)                    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Final International Prospectus (including the issuance and sale of the U.S. Offer Shares and the use of the proceeds from the sale of the U.S. Offer Shares as described therein under the caption “Use of Proceeds”)  and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Group Company pursuant to, the Agreements and Instruments , nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of the Group Companies or any Laws of any Governmental Entity (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Companies.

(xxiii)                 No Approvals and Filings Required. No Approvals and Filings (as defined below) under any Laws applicable to, or from or with any Authority having jurisdiction over any of the Group Companies or any of their respective properties or assets, or otherwise from or with any other persons is required for the issue and sale of the U.S. Offer Shares or the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except (A) the listing of the U.S. Offer Shares on the Nasdaq Global Select Market (the “Nasdaq”) and the listing of the U.S. Offer Shares on the AIM; (B) such Approvals and Filings as may be required under state securities or “blue sky” laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong, United

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Kingdom and the United States in connection with the purchase and distribution of the U.S. Offer Shares by or for the respective accounts of the several Underwriters ; and (C) such Approvals and Filings that have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)                Listing of the ADSs and the Shares. The ADSs are listed on the Nasdaq and the Shares are listed on the AIM.

(xxv)                   The International Offering.  The Hong Kong Public Offering, the International Offering, the other transactions provided for or contemplated by this Agreement, the Hong Kong Underwriting Agreement or the Exempt Offering Underwriting Agreement and all related arrangements (including all public notices, announcements and advertisements) will, in so far as they are the responsibility of a Group Company, be carried out in accordance with all applicable Laws and the requirements of the Listing Rules.

No Group Company has entered into any contractual arrangement relating to the offer, allotment, issue, sale, distribution and/or delivery of any Shares other than this Agreement, the Hong Kong Underwriting Agreement and the U.S. Underwriting Agreement except as disclosed in the Final International Prospectus.

(xxvi)                Dividends and Other Distributions. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, all dividends and other distributions declared and payable on the Shares or the share capital of any of the Group Companies may be paid under the current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision thereof and are currently otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof and without the necessity of obtaining any Approvals and Filings of or with any court or Governmental Entity having jurisdiction over the Company or any Group Companies or any of their respective properties in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof.

(xxvii)             No Underwriter Tax Liabilities. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the United States, Hong Kong, the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein, in connection with: (A) the sale and delivery by the Company of the Shares and the U.S. Offer Shares to or for the respective accounts of the several International Underwriters, (B) the sale and delivery by the International Underwriters of the Shares and the U.S. Offer Shares to the purchasers thereof in the manner contemplated by this Agreement, or (C) other than nominal stamp duty if this Agreement or any other documents to be furnished hereunder is executed in or brought into the Cayman Islands, the execution and delivery of this Agreement or any other documents to be furnished hereunder. This paragraph shall not apply to taxes on net income of an Underwriter imposed on any commissions or fees earned by the Underwriters in connection with the Hong Kong Public Offering or the International

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Offerings or any profits of the Stabilising Manager acting in its capacity as such or as a result of the Underwriter’s connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement.

(xxviii)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Group Companies exists or, to the knowledge of the Company, is imminent, and, to the knowledge of the Company, the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Group Company’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxix)                Absence of Proceedings. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company , threatened, against or affecting the Company or any of the Group Companies, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Group Companies is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Final International Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxx)                   Related Party Transactions. (A) Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Companies on the one hand and any director or executive officer of the Company or any of the Group Companies or the affiliates (to the Company’s best knowledge after due inquiry) or members of the immediate families of such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no material relationships or transactions between the Company or any of the Group Companies on the one hand and their respective affiliates (to the Company’s best knowledge after due inquiry), executive officers, directors or 10% or greater shareholders on the other hand which, although required to be disclosed, in accordance with the 1933 Act and 1933 Act Regulations, are not disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus; and (C) none of the Company or any of the Group Companies is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate (to the Company’s best knowledge after due inquiry), including any person who formerly was a director, executive officer and/or 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

(xxxi)                Possession of Licenses and Permits. The Company and the other Group Companies possess such consent, approval, authorisation, sanction, permission, order, franchise, registration, filing, clearance, qualification, licence, permit, certificate, concession or

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declaration (collectively, “Approvals and Filings”) issued by the appropriate Authorities necessary to conduct the business now operated by them as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, including but not limited to any such material licences, certificates, permits and other authorisations issued by the Ministry of Finance of the PRC, the China Securities Regulatory Commission, the State Administration of Foreign Exchange of the PRC, the State Administration of Taxation, the State Administration for Market Regulation of the PRC, the National Audit Office, PRC State-owned Assets Supervision and Administration Commission, the People’s Bank of China, the Ministry of Human Resources and Social Security, the Housing Fund Management Centre and the Ministry of Ecology and Environment, and have made all necessary declarations and filings with the appropriate Authorities, except where the failure so to possess, declare or file would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and the other Group Companies are in compliance with the terms and conditions of all Approvals and Filings, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Approvals and Filings are valid and in full force and effect, except when the invalidity of such Approvals and Filings or the failure of such Approvals and Filings to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of the Group Companies has received any notice of proceedings relating to the revocation or modification of any Approvals and Filings which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxii)             Title to Property. The Company and the other Group Companies have good and marketable title to all real property owned by them and good title to all other properties owned by them as are necessary to the conduct of their operations as presently conducted, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Disclosure Package and the Final International Prospectus or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, all of the leases and subleases material to the business of the Company and the other Group Companies, considered as one enterprise, and under which the Company or any of the Group Companies holds properties described in the Registration Statement, the Disclosure Package or the Final International Prospectus, are in full force and effect, and neither the Company nor any such Group Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Group Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Group Company to the continued possession of the leased or subleased premises under any such lease or sublease, except for claims that would not, or where the failure of such leases or subleases to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii)          Possession of Intellectual Property. In each case, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus,

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(A) each of the Company and the other Group Companies owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus (collectively, the “Intellectual Property”); (B) none of the Intellectual Property is unenforceable or invalid; (C) to the Company’s knowledge, the business of the Company and the other Group Companies does not infringe, violate or conflict with (and neither the Company nor any of the Group Companies knows of any basis for alleging infringement, violation or conflict with) the rights of others with respect to the Intellectual Property, and neither the Company nor any of the Group Companies has received any notice alleging the same, that would reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; (D) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Companies is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right (and neither the Company nor any of the Group Companies knows of any basis for any such claims) that would reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; (E) neither the Company nor any of the Group Companies is in breach of, and the Company and the other Group Companies have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Companies, taken as a whole; (F) except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Group Companies is subject to any contractual non-competition or other similar restrictions or arrangements relating to the Company’s or such Group Company’s intellectual property anywhere in the world; (G) each of the Company and the other Group Companies has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (H) (a) all use or disclosure of Confidential Information owned by the Company or the Group Companies by or to a third party has been pursuant to a written agreement between the Company, the Group Companies and such third party, and (b) all use or disclosure of Confidential Information not owned by the Company or the Group Companies has been pursuant to the terms of a written agreement between the Company, the Group Companies, and the owner of such Confidential Information, or is otherwise lawful, except that in either case the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(xxxiv)         Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) none of the Company or any of the Group Companies is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any

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judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the other Group Companies have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Group Companies and (D) there are no events or circumstances that, to the Company’s knowledge, would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Companies relating to Hazardous Materials or any Environmental Laws.

(xxxv)            Accounting Controls. The Company and each of the Group Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP or such other accounting standards as are adopted by the relevant Group Company and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and each of its Subsidiaries maintain effective “internal control over financial reporting” (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its

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principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxvi)         Operating and Financial Review and Prospects. The section entitled “Item 5. Operating and Financial Review and Prospects—A. Operating Results” (the “OFR”) in the Annual Report fairly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

The OFR fairly and accurately in all material respects describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations that are reasonably likely to have a material effect on the liquidity of the Company or the Group Companies, or the availability thereof or the requirements of the Company or the Group Companies for capital resources.

(xxxvii)      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xxxviii)   Payment of Taxes. The Company and the other Group Companies have paid all material Taxes required to be paid pursuant to any Tax return submitted to a Tax authority or any demand from a Tax authority through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided , and all returns, reports or filings which ought to have been made by or in respect of the Company and the other Group Companies for taxation purposes as required by the law of the jurisdictions where the Company and the other Group Companies are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects, except where failure to pay such taxes or to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect on the Company and the other Group Companies, taken as a whole; to the knowledge of the Company, no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate Authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided in accordance with the relevant accounting standards; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Disclosure Package and the Final International Prospectus

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included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become liable; and to the knowledge of the Company, neither the Company nor any of the Group Companies has received notice of any material tax deficiency with respect to the Company or any of the Group Companies.

(xxxix)         Insurance. The Company and the other Group Companies carry or are entitled to the benefits of insurance, to an extent which is prudent in accordance with customary industry practice to protect the Company and the other Group Companies and their respective businesses, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the Group Companies will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of the Group Companies has been denied any insurance coverage which it has sought or for which it has applied.

(xl)                              Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the U.S. Offer Shares as herein contemplated and the use of net proceeds as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xli)                           PFIC. Based on current information and the current plans and expectations of the Company regarding the value and nature of its assets and the source and nature of its income, the Company believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ending December 31, 2020 and does not expect to be a PFIC in the foreseeable future.

(xlii)                        FPI. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xliii)                     No Share Offerings. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act, other than Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xliv)                    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Offer Shares or to result in a violation of Regulation M under the 1934 Act.

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(xlv)                       No Finder’s Fee. Except under this Agreement, the Hong Kong Underwriting Agreement and the Exempt Offering Underwriting Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares and the U.S. Offer Shares or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Exempt Offering Underwriting Agreement.

(xlvi)                    Foreign Corrupt Practices Act. None of the Company, its Subsidiaries or to the Company’s knowledge, any of the corporations, partnerships, joint ventures, associations or other entities that are subsidiaries of the Company within the meaning of Rule 1-02(x) of Regulation S-X under the Securities Act (collectively, the “Group Subsidiaries”) other than the Subsidiaries (collectively, the “Non-Group Entities”), or, to the Company’s knowledge, any director, officer, agent, employee or other representative of the Company or any of the Group Subsidiaries acting on behalf of the Company or any of the Group Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), the UK Bribery Act 2010 or any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”) to which the Company, any of the Group Subsidiaries, any director, officer, or employee, or, to the knowledge of the Company, agent or other representative of the Company or any of the Group Subsidiaries, is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorization of the giving of or anything of value to any “foreign official” (as such term is defined in the FCPA), in contravention of the FCPA; The Company, its Subsidiaries and, to the best of the knowledge of the Company, the Non-Group Entities and the affiliates of the Company, the Subsidiaries and the Non-Group Entities, have conducted their businesses in compliance with the FCPA and any applicable similar law or regulation, instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws.

(xlvii)                 Anti-Money Laundering Laws. The operations of the Company, the Subsidiaries and, to the knowledge of the Company, the Non-Group Entities of the Company are conducting and have conducted their businesses in compliance with the money laundering statutes of all jurisdictions in which they operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries and, to the knowledge of the Company, any of the Non-Group Entities, with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Sch III - 17

(xlviii)              OFAC. None of the Company, its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, affiliate, or representative of the Company or any of the Subsidiaries is an individual or entity currently the target of any sanctions administered by the U.S. Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions imposed by any other governmental body to which the Company or any of the Subsidiaries is subject (collectively, “Sanctions”), and the Company entering into this Agreement or the performance of any transactions contemplated herein by the Company (including, without limitation, the use of any part of the proceeds of the offering of the Shares by the Company) would not cause the Company or any of its Subsidiaries to violate any applicable Sanctions; nor is the Company or any of its  Subsidiaries located, organised or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea region of Ukraine, Syria, North Korea, and Iran) (each a “Sanctioned Country”).

(xlix)                    Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the U.S. Offer Shares to repay any outstanding debt owed to any affiliate of any Underwriter. There are no debt securities of the Company outstanding as of the date of this Agreement.

(l)                                     Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Final International Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

Sch III - 18

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

Exhibit A - 1

EXHIBIT B

OVER-ALLOTMENT OPTION EXERCISE NOTICE

Exhibit B - 1

EXHIBIT C

Parties to Execute Lock-up Agreement

Exhibit C - 1

EXHIBIT D

Form of Lock-Up Agreement

[       ], 2021

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

Jefferies Hong Kong Limited

Suite 2201, 22/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation

Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

(together the “Joint Sponsors” and representatives of the several underwriters to be named in the within-mentioned Underwriting Agreements)

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

(as one of the International Underwriters)

Re:                             Proposed Offering by HUTCHMED (China) Limited

Dear Sirs:

HUTCHMED (China) Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the purchasers procured by the several Underwriters (as defined below) or failing which, to the Underwriters ordinary shares of par value US$0.10 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”).

The undersigned understands that the Joint Sponsors, as representatives (the “Representatives”) of (1) the several Hong Kong Underwriters to be named in the Hong Kong Underwriting Agreement (as defined below) and (2) the several International Underwriters (together with the Hong Kong Underwriters, the “Underwriters”) to be named in the U.S. Underwriting Agreement (as defined below) and the Exempt Offering Underwriting Agreement (as defined below), propose to enter into (i) a Hong Kong underwriting agreement (the “Hong Kong Underwriting Agreement”) with the Company providing for the public offering (the “Hong Kong Offering”) of the Shares in Hong Kong;

[Signature Page to Lock-up Agreement]

(ii) a U.S. underwriting agreement (the “U.S. Underwriting Agreement”) with the Company, providing for the public offering (the “U.S. Offering”) of the Shares in the United States and to U.S. Persons; and (iii) an exempt offering underwriting agreement (the “Exempt Offering Underwriting Agreement”) with the Company, providing for the offering (the “Exempt Offering”, together with the Hong Kong Offering and the U.S. Offering, the “Offering”) of the Shares to non-U.S. Persons outside of the United States, in reliance on Rule 901 of Regulation S under the U.S. Securities Act of 1933, as amended (“1933 Act”) or to certain other investors in the United States pursuant to another exemption from the registration requirements of the 1933 Act (together with the Hong Kong Underwriting Agreement and the U.S. Underwriting Agreement, the “Underwriting Agreements”). Terms used but not defined herein shall have the meaning assigned to them in the Underwriting Agreements.

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreements that, during the period beginning on the date hereof and ending on the date that is 90 days from the Listing Date (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the purchase of, or otherwise dispose of or transfer any of the Shares or American Depositary Shares (“ADSs”) of the Company, or any securities convertible into or exchangeable or exercisable for the Shares or the ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the 1933 Act, as amended, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Shares or the ADSs or other securities, in cash or otherwise.

Notwithstanding anything else in this agreement (the “Lock-Up Agreement”), the Lock-Up Period will terminate and the undersigned will be released from its obligations hereunder on the earlier of (1) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreements, that it has determined not to proceed with the Offering, (2) termination of the Underwriting Agreements before the closing of the Offering, or (3) September 30, 2021, if the Offering has not been consummated by that date.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(a)                                 as a bona fide gift or gifts or through will or intestacy;

[Signature Page to Lock-up Agreement]

(b)                                 to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(c)                                  in connection with the transactions contemplated by the Underwriting Agreements based on the mutual agreement by and among the undersigned, the Company and the Underwriters;

(d)                                 as a distribution to limited partners or stockholders of the undersigned; or

(e)                                  to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell ADSs or Shares of the Company purchased by the undersigned on the open market during the Lock-up Period if and only if (i) such sales are not required to be reported in any public filing under the Exchange Act with the Securities and Exchange Commission, or in any other public announcement, and (ii) the undersigned does not otherwise voluntarily effect any public filing under the Exchange Act with the Securities and Exchange Commission, or make any other public announcement, regarding such sales.

In addition, the exercise of any of the undersigned’s rights to acquire ADSs or Shares upon the exercise or vesting, as the case may be, of options that were granted under the 2005 Hutchmed Option Scheme and the 2015 Hutchmed Option Scheme and contingent rights granted under the Company’s Long Term Incentive Scheme (the foregoing, collectively, the “Incentive Plans”) and outstanding as of the date of the Prospectus will not be subject to the restrictions set forth in this Lock-Up Agreement (it being understood that any subsequent sale, transfer or disposition of any ADSs or Shares issued upon exercise of such options or vesting of such contingent rights under the Incentive Plans shall be subject to the restrictions set forth in this Lock-Up Agreement). Furthermore, ADSs or Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting or exercise of equity awards that are subject to a taxable event upon vesting or exercise will not be subject to this Lock-Up Agreement.

Notwithstanding anything herein to the contrary, the undersigned may establish a Rule 10b5-1 plan under the Exchange Act for the transfer of ADSs or the Shares, provided, however, that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period, and provided further that no filing under Section 16 of the Exchange Act or any other public announcement shall be required or voluntarily made during the Lock-Up Period in connection with the establishment of such plan.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page to Lock-up Agreement]

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

[Signature Page to Lock-up Agreement]

EXHIBIT E

COMPANY SECRETARY’S CERTIFICATE

Exhibit E-1